Exhibit 99.2

GRAND BANK

Special Meeting of Shareholders

October 27, 2015: 1:30 p.m.

This proxy is solicited by the Board of Directors

The undersigned holder(s) of Grand Bank common stock hereby revokes all previous proxies, if any, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, and hereby appoints Lisa Murray and Carol Felty and each of them, as attorneys, agents and proxies of the undersigned, with full powers of substitution, to attend and act as proxies of the undersigned at the Special Meeting of Shareholders of Grand Bank to be held at the offices of Grand Bank, 16660 Dallas Parkway, Suite 1700, Dallas, Texas 75248, on Tuesday, October 27, 2015 at 1:30 p.m., Central Time, and any and all adjournments thereof, and to vote as specified herein the number of shares of common stock that the undersigned, if personally present, would be entitled to vote, with the same force and effect as the undersigned might or could do if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the board of directors of Grand Bank.

THE BOARD OF DIRECTORS OF GRAND BANK UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2: (1) THE APPROVAL OF THE REORGANIZATION AGREEMENT AND THE RELATED AGREEMENT AND PLAN OF MERGER AND (2) THE APPROVAL TO ADJOURN THE SPECIAL MEETING TO A LATER DATE OR DATES, IF THE BOARD OF DIRECTORS OF GRAND BANK DETERMINES SUCH AN ADJOURNMENT IS NECESSARY TO PERMIT SOLICITATION OF ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO CONSTITUTE A QUORUM OR TO APPROVE THE REORGANIZATION AGREEMENT.

Continued and to be signed on reverse side

To the Holders of Grand Bank Common Stock

To vote in the Grand Bank special meeting, please mark, sign and date your proxy card and return it in the postage-paid envelope that we have provided or return it to Lee Dinkel, President and Chief Executive Officer, Grand Bank, 16660 Dallas Parkway, Suite 1700, Dallas, Texas 75248.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1. APPROVAL OF THE MERGER PROPOSAL. To approve the Agreement and Plan of Reorganization, dated as of July 23, 2015, by and between Independent Bank Group, Inc. and Grand Bank, and the related Agreement and Plan of Merger, by and between Independent Bank and Grand Bank and joined in by Independent Bank Group, Inc. pursuant to which Grand Bank will merge with and into Independent Bank (which is a wholly owned subsidiary of Independent Bank Group, Inc.), all on and subject to the terms and conditions contained therein.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2. APPROVAL OF THE ADJOURNMENT PROPOSAL. To approve the adjournment of the Grand Bank special meeting to a later date or dates, if the board of directors of Grand Bank determines such an adjournment is necessary to permit solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to constitute a quorum or to approve the reorganization agreement.

☐	FOR	☐	AGAINST	☐	ABSTAIN

NOTE: There will be no other business conducted at the Meeting.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: If you have questions about the merger or the Grand Bank special meeting, need additional copies of the proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, you may contact Lee Dinkel, Grand Bank’s President and Chief Executive Officer, at the following address or by calling the following telephone number: Grand Bank, 16660 Dallas Parkway, Suite 1700, Dallas, Texas 75248, (972) 735-1000.